UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2019

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Southern California Edison Company:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Cumulative Preferred Stock, 4.08% Series	SCEpB	NYSE American LLC
Cumulative Preferred Stock, 4.24% Series	SCEpC	NYSE American LLC
Cumulative Preferred Stock, 4.32% Series	SCEpD	NYSE American LLC
Cumulative Preferred Stock, 4.78% Series	SECpE	NYSE American LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                               ☐

Item  5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Southern California Edison Company ("SCE") President Ronald O. Nichols passed away on June 6, 2019. On June 7, 2019, the SCE Board of Directors appointed SCE Chief Executive Officer Kevin M. Payne as President of SCE. The information regarding Mr. Payne required by Items 401(b) and (e) of Regulation S-K is contained on page 7 of Edison International's and SCE's definitive Proxy Statement filed with the Securities and Exchange Commission on March 15, 2019 and is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Aaron D. Moss
Aaron D. Moss
Vice President and Controller

Date: June 10, 2019